XTEND

AI ROBOTICS FOR A SAFER WORLD

IMPORTANT INFORMATION FOR INVESTORS

This presentation (this "Presentation") is for informational purposes only to assist interested parties in making their own evaluation with respect to the potential transaction between the XTEND Reality Expansion Ltd. (together with its subsidiaries, the "Company", "we", "our" or "us") and JFB Construction Holdings ("JFB"). The information contained herein does not purport to be all-inclusive and none of the Company, JFB or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Neither the Company nor JFB has verified, or will verify, any part of this Presentation. The recipient should make its own independent investigations and analyses of the Company and its own assessment of all information and material provided, or made available, by the Company, JFB or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives. This presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax, accounting, regulatory, legal or other advice. You are solely responsible for forming your own opinions and conclusions on such matters and for making your own independent assessment of the information. Neither the information contained in this Presentation, nor any further information made available by or on behalf of the Company or JFB in connection with this presentation will form the basis of or be construed as a contract or any other legal obligation of the Company or JFB. The Company expressly disclaims any and all liability for representations, expressed or implied, contained in, or for omissions from, this presentation or any other written or oral communication transmitted in connection with this presentation. Neither the Company nor JFB undertakes any obligation to update, revise or correct any information contained in this presentation, whether as a result of new information, future events or otherwise, except as required by applicable law. This presentation is intended solely for use by institutional investors and other sophisticated parties who are capable of evaluating the merits and risks of the potential transaction.

Important Information for Investors and Stockholders

This Presentation is for informational purposes only and is not intended to, and does not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any issuance or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the transaction, XTEND AI Robotics, Inc. ("XTEND AI Robotics") will file a registration statement on Form S-4, which will include an information statement of JFB, a proxy statement of XTEND and constitute a prospectus of XTEND AI Robotics. After the registration statement is declared effective, JFB will mail to its stockholders a definitive information statement that will form part of the registration statement. This communication is not a substitute for the information statement/proxy statement/prospectus or registration statement or for any other document that JFB or XTEND AI Robotics may file with the SEC and send to its stockholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF XTEND AND JFB ARE URGED TO READ THE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS OR REGISTRATION STATEMENT AND ANY OTHER DOCUMENT THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the information statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission ("SEC") by JFB through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by JFB will be available free of charge on JFB's website at https://investors.jfbconstruction.net/.

Industry and Market Data

Within this presentation, we reference information and statistics regarding the market for our products. We have obtained some of this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Some data and other information contained in this presentation are also based on management's estimates and calculations, which are derived from our review and interpretation of internal surveys and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries' future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this presentation, and estimates and beliefs based on that data, may not be reliable.

Trademarks, Trade Names, Service Marks and Copyrights

We own or have rights to use various trademarks, tradenames, service marks and copyrights, which are protected under applicable intellectual property laws. This presentation also contains trademarks, tradenames, service marks and copyrights of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, tradenames, service marks and copyrights referred to in this presentation may appear without the ©, ®, and symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, tradenames, service marks and copyrights. We do not intend our use or display of other parties' trademarks, tradenames, service marks or copyrights to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between the XTEND Reality Expansion Ltd. (together with its subsidiaries, the "Company", "we", "our" or "us") and JFB Construction Holdings ("JFB"), including statements regarding the expected impacts and benefits of the potential transaction, timing of the transaction closing, and strategic initiatives for XTEND AI Robotics, Inc. ("XTEND AI Robotics") following the closing. All statements other than statements of historical facts contained in this communication may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "outlook", "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. The Company's and JFB's management have based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the transaction may not be consummated; there may be difficulties with the integration and in realizing the expected benefits of the transaction; the Company and JFB may need to use resources that are needed in other parts of its business to do so; there may be liabilities that are not known, probable or estimable at this time; the transaction may result in the diversion of management's time and attention to issues relating to the transaction and integration; expected synergies and operating efficiencies attributable to the transaction may not be achieved within its expected time-frames or at all; there may be significant transaction costs and integration costs in connection with the transaction; the possibility that JFB will not have sufficient cash at close to satisfy the minimum cash condition; unfavorable outcome of legal proceedings that may be instituted against JFB and the Company following the announcement of the transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact the Company's, XTEND AI Robotics' and JFB's risk profiles, which each company may not be able to mitigate effectively; JFB's ability to complete construction projects or other transactions on schedule and budget; changes in weather and occurrence of natural disasters and pandemics; recent imposition of tariffs by governments on construction materials, such as steel, aluminum and lumber; disruptions in supply chains; increase in the cost of labor and construction materials; JFB's ability to maintain safe work sites; the Company's dependence on a limited number of defense and governmental security customers for a substantial portion of its business; significant delays or reductions in appropriations, the Company's programs and certain government fundings and programs more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events; increased competition within JFB's and the Company's markets and bid protests; changes in procurement and other U.S. and foreign laws, including changes through executive orders, contract terms and practices applicable to our industry, findings by certain applicable governments as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in the Company's customers' business practices globally; the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which the Company participates, including the impact on the Company's reputation and its ability to do business; cyber and other security threats or disruptions faced by the Company and JFB, its customers or its suppliers and other partners, and changes in related regulations; and the Company's ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of the Company's customers. In addition, a number of important factors could cause JFB's, the Company's or XTEND AI Robotics' actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors that will be discussed in the section entitled "Risk Factors" in the registration statement on Form S-4 to be filed by JFB and XTEND AI Robotics, as any such factors may be updated from time to time in other filings with the Securities and Exchange Commission (the "SEC"), including without limitation the Company's investor relations site at www.xtend.me and JFB's investor relations site at https://investors.jfbconstruction.net/. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, neither the Company nor JFB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CREATING A NASDAQ-LISTED US LEADER IN AI-DRIVEN AUTONOMOUS DEFENSE ROBOTICS

PROPOSED TRANSACTION OVERVIEW

TRANSACTION OVERVIEW

Creates a U.S.-based publicly traded autonomous defense and security systems company combining XTEND's AI-driven robotic operating system with established U.S. operating infrastructure. The transaction includes a $152M strategic investment commitment from American Ventures, Unusual Machines, and other leading investors, $42M(1) of which was agreed to fund at signing. Upon closing, XTEND shareholders are expected to retain majority ownership, subject to dilution consistent with the pro forma structure shown herein, and for any permitted adjustments under the business combination agreement.

STRUCTURE & NAME

A newly formed holding company ("XTEND AI Robotics") is expected to acquire JFB Construction Holdings and XTEND Reality Expansion Ltd. The go-forward public company is expected to be a Delaware corporation.

PRO-FORMA OWNERSHIP AT CLOSING

75% Exsiting Shareholders

Percentages are approximate and subject to closing adjustments. (2)


70%
30%
XTEND
JFB

Transaction results in XTEND shareholders retaining majority ownership while securing U.S. public market access and strategic capital.

(1) *Includes approximately $25M bridge financing and approximately ±$17M concurrent private placements. All amounts are approximate and subject to closing adjustments.*

(2) *The combined company will include an employee stock option pool equal to 10% of the fully diluted capitalization.*

XTEND AT A GLANCE

AI ROBOTICS INFRASTRUCTURE PLATFORM

AI OPERATING SYSTEM FOR AUTONOMOUS DEFENSE & SECURITY

XTEND develops battle-proven AI robotics infrastructure built on XOS, a multi-platform operating system enabling human-guided autonomous operations across air, land and sea systems. The platform integrates sensors, payloads and third-party C2 into a unified mission environment deployed in active operational theaters. XTEND's AI pilot layer enables robots to execute complex tasks in contested environments, reducing physical risk to human operators while maintaining human oversight.

PLATFORM & TECHNOLOGY

– Battle-proven, platform-agnostic AI robotics infrastructure
– Human-guided autonomy powered by XOS multi-platform operating system
– Intuitive control with advanced remote AI operation

PROGRAM VALIDATION & MARKET EXPANSION

– Programs of record across U.S., NATO, Israel, Asia & Middle East
– ~$90M executed contracts since founding; deployed with DoW, IDF, Singapore and allied forces
– Expanding beyond defense into law enforcement and private security

GLOBAL SCALE & EXECUTION

– Sovereign XFAB model enabling in-country build, test & sustainment
– Strategic acquisitions (ATLAS – EU; Performance Rotors – APAC)
– Deep partnerships with leading primes and integrators

$500M+

QUALIFIED SALES PIPELINE (1)(2)

~$90M

CONTRACTS EXECUTED SINCE THE COMPANY'S INCEPTION (1)(2)

~$71M

BACKLOG AND AWARDED CONTRACTS (2)

10,000+

SYSTEMS DEPLOYED (2)

5

SALES & PRODUCTION HUBS (2)

(1) *Qualified pipeline reflects management's current estimates of identified sales opportunities and may not result in executed contracts. Backlog represents executed purchase orders scheduled for delivery in 2026-2027. Awarded contracts reflect signed agreements or award notifications subject to completion of procurement documentation, final purchase orders, or definitive contract negotiations. The financial outlook, expectations and other forward-looking statements provided for 2026 and beyond reflect the companies' judgment based on the information available at the time of this presentation. Please see the "Forward-looking Statements" section in this presentation for factors that may impact the companies' respective abilities to meet these expectations.*

(2) *As of December 31, 2025*

XOS

THE OPERATING SYSTEM FOR ROBOTIC WARFARE


BEFORE XOS
Single-drone operations
Requires on-site personnel


WITH XOS
Remote flight operations
Many-to-many control

TAKING ROBOTICS TO THE EDGE OF AUTONOMY WHILE KEEPING HUMANS IN THE LOOP.
A UNIFIED OPERATING SYSTEM FOR HUMAN-MACHINE TEAMING.

THE XOS ECOSYSTEM

XOS CONNECTS ROBOTS, APPS, PLATFORMS, AND PAYLOADS INTO ONE SMART ECOSYSTEM


PLATFORM INTEGRATION
COMMAND & CONTROL
SOFTWARE APPS
ATTACHED PAYLOADS
ROBOTS & DRONES
PERIPHERAL SYSTEMS
XOS inside

MODULAR MISSION ARCHITECTURE ACROSS PLATFORMS

SINGLE OPERATING SYSTEM. CONFIGURABLE MISSION ARCHITECTURE.

XTEND platforms are mission-configurable through modular payloads and XOS software integration, enabling a single system to support multiple operational use cases.

	PLATFORM	XOS	STRIKE	RECON	SHIELD
	**XTENDER** Indoor Tactical ISR	✓	—	✓	—
	**SCORPIO 500** Indoor Loitering Munition	✓	✓	✓	—
	**SCORPIO 1000** Outdoor Loitering Munition	✓	✓	—	✓
	**HONEY BADGER** Multi-Mission / ISR	✓	✓	✓	—
	**WOLVERINE** Multi Mission Outdoor	✓	✓	✓	—
	**ROVER** Modular All Terrain UGV	✓	—	✓	—
	**NEST** Docking Station & Autonomous Battery Swap	✓	✓	✓	✓
	**X100** Robust Heavy Lifter UAV	✓	✓	✓	—

XTEND

GO-TO-MARKET 'XFAB' INFRASTRUCTURE MODEL

LOCALIZED PRODUCTION, COMPLIANCE AND SUSTAINMENT ACROSS PRIORITY DEFENSE MARKETS

HOW XFAB SCALES XTEND GLOBALLY

MANUFACTURING SCALE

- In-country final assembly and localized production
- National-compliant supply chain and sustainment

SOFTWARE LICENSING LEVERAGE

- Wholly owned XFAB subsidiaries operating under centralized XOS software architecture
- Recurring software economics layered across hardware deployment

TARGETED ACQUISITION STRATEGY

- Targeted acquisition of regional robotics platforms
- Integration into XOS ecosystem
- Expansion through local manufacturing hubs

OPERATIONAL FOOTPRINT & EXPANSION

ACTIVE XFABS (5)

USA ISRAEL SINGAPORE LATVIA UK

XFAB PIPELINE (2026-2027)

INDIA MEXICO GERMANY UAE JAPAN

STRATEGIC ACQUISITIONS

ATLAS UAV (EU) (2025)

PERFORMENCE ROTORS (APAC) (2023)

LOCALIZED PRODUCTION SUPPORTED BY CENTRALIZED SOFTWARE LICENSING ENABLES MARGIN EXPANSION AT SCALE.

* *Pipeline reflects management's current expansion plans and is subject to regulatory approvals, market conditions and execution timing. Acquisition year reflects closing date.*

XTEND XOS ECOSYSTEM GTM

XOS POWERS THE GLOBAL ROBOTIC ECOSYSTEM

ROBOTIC SOLUTIONS



CORE ROBOTIC SUBSYSTEMS



GLOBAL PARTNERSHIPS

LOCKHEED MARTIN

BostonDynamics

BOEING

DUAL USE HLS/PRIVATE SECURITY


SECURITY

MERGERS & ACQUISITIONS

ATLAS

PERFORMANCE ROTORS

XFAB | GLOBAL NETWORK
SALES, MANUFACTURING, INTEGRATION


2026/7
2026/7
2026/7

XTEND

XTEND GLOBAL LEADERSHIP TEAM

CENTRALIZED IP LEADERSHIP. DISTRIBUTED GLOBAL EXECUTION.

XOS GROUP



AVIV SHAPIRA
CEO & CO FOUNDER

Serial defense technology founder; 2 time Emmy Award winner, prior exit to Intel



RUBI LIANI
CTO & CO FOUNDER

12+ years Israeli Navy;
AI & systems integration leader



MATTEO SHAPIRA
CPO & CO FOUNDER

Computer vision & AI expert; 25+ years innovation leadership, Emmy Award winner, prior exit to Intel



TAL HORESH
CFO & CCD

CPA & licensed attorney; capital markets & M&A leadership



YAFFA VIZNER
CPC

Organizational scale leader; public-company HR governance & workforce strategy

XFABS



ROY LEVI
XFAB - USA



U.S. defense manufacturing & DoD program execution



HEN HAIM
XFAB – ISR



Operational scale, PMO & cross-functional program leadership



Mark Toh
XFAB – SGP
(Former 'PR' - Acquired By XTEND)



Regional growth & semiconductor industry background



Gal Gabison
XFAB – EU
(Former 'ATLAS' - Acquired By XTEND)



EU business development & autonomy programs



Ofer Shahaf
XFAB – UK



Serial entrepreneur; former CTO & program leader with prior successful exit

* *Each XFAB is led by a dedicated local executive who reports to the Group CEO and operates in alignment with centralized strategy, governance and IP control.*

XTEND TOTAL ADDRESSABLE MARKET*

XTEND

SOFTWARE IS REVOLUTIONIZING MODERN WARFARE

$20B

DEFENSE ROBOTICS & UAS

$11B

LOITERING MUNITIONS & COUNTER-UAS

$14B

DRONE SOFTWARE & AUTONOMY INFRASTRUCTURE

$21B

UNMANNED GROUND VEHICLES & MULTI-DOMAIN ROBOTICS

~$67B

MULTI-SEGMENT ROBOTICS & AUTONOMY OPPORTUNITY

XTEND POSITIONED ACROSS THE FULL AUTONOMY STACK

- Mission Software & Autonomy Layer
- AI Operating System (XOS)
- Hardware Platforms (Air & Ground)
- Battle -Proven technology
- Localized Manufacturing (XFAB Model)

WHY THIS TAM IS STRATEGIC FOR XTEND

- Hardware markets consolidating around software platforms
- Recurring software economics layered on deployed hardware
- Cross-segment deployment
  - Defense → Law Enforcement → Private Security
- Sovereign local production accelerates procurement

XTEND CAPTURES VALUE ACROSS HARDWARE, AUTONOMY SOFTWARE, AND SOVEREIGN PRODUCTION, BEYOND SINGLE-PLATFORM SALES.

Source: Allied Market Research, Fortune Business Insights, Global Market Insights, Grand View Research, MIT, NCCA, Software Metrics.

**Market estimates reflect projected 2030 global TAM based on third-party industry research and management analysis. Figures represent total addressable market and are not projections of XTEND revenue.*